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                                                        LIST OF SUBSIDIARIES

                                                            STATE OF
                                                            INCORPORATION OR
NAME OF SUBSIDIARY                                          ORGANIZATION              DOING BUSINESS AS
------------------                                          -----------------         -----------------
West Los Angeles Veterinary Medical Group, Inc.             California

VCA Clinical Veterinary Labs, Inc.                          California

Lakewood Animal Hospital, Inc.                              California                VCA Lakewood Animal Hospital

Robertson Blvd. Animal Hospital, Inc.                       California                VCA Robertson Blvd. Animal
                                                                                      Hospital

VCA Bay Area Animal Hospital, Inc.                          California

Northern Animal Hospital Inc.                               Arizona                   VCA Northern Animal Hospital

VCA of San Jose, Inc.                                       California                VCA Crocker Animal Hospital

VCA Real Property Acquisition Corporation                   California

VCA of Colorado - Anderson, Inc.                            California                VCA Anderson Animal Hospital

Anderson Animal Hospital, Inc.                              Colorado

VCA - Animal Hospital West, Inc.                            California

Westwood Dog and Cat Hospital, Inc.                         California                VCA Animal Hospital West

VCA of Teresita, Inc.                                       California                VCA Teresita Animal Hospital

VCA of Asher, Inc.                                          California                VCA Asher Animal Hospital

Asher Veterinary Clinic - a general partnership             California

Wingate, Inc.                                               Colorado                  VCA Wingate Animal Hospital

VCA - Mission, Inc.                                         California                VCA Mission Animal Hospital

VCA Albuquerque, Inc.                                       California                VCA Veterinary Care Animal
                                                                                      Hospital

VCA Wyoming Animal Hospital, Inc.                           California


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Animal Emergency Clinic, P.C.                               Illinois                  Berwyn Animal Emergency Clinic,
                                                                                      Inc., Animal Health Care and
                                                                                      Emergency Clinic, P.C. and
                                                                                      Animal Health Care, P.C.

VCA Specialty Pet Products, Inc.                            California

VCA Rossmoor, Inc.                                          California

Rossmoor - El Dorado Animal Hospital, Inc.                  California                VCA-Rossmoor El Dorado Animal
                                                                                      Hospital

Rossmoor Center Animal Clinic, Inc.                         California

VCA Albany Animal Hospital, Inc.                            California                VCA Albany Animal Hospital

Albany Veterinary Clinic, Inc.                              California

VCA Howell Branch Animal Hospital Inc.                      California

Howell Branch Animal Hospital, P.A.                         Florida

VCA Cacoosing Animal Hospital, Inc.                         California

Cacoosing Animal Hospital, Ltd.                             Pennsylvania

Cacoosing Pet Care & Nutrition Center, Inc.                 Pennsylvania

Vet Research Laboratories, LLC                              Delaware

VCA Anderson of California Animal Hospital, Inc.            California

South County Animal Hospital, LLC                           California

VCA Clinipath Labs, Inc.                                    California

VCA Eagle River Animal Hospital, Inc.                       California

Eagle River Animal Hospital, Inc.                           California

VCA Miller Animal Hospital, Inc.                            California

Miller Animal Hospital, Inc.                                California

VCA Marina Animal Hospital, Inc.                            California

Veterinary Hospitals, Inc.                                  California                Marina Veterinary Clinic

VCA All Pets Animal Complex, Inc.                           California

VCA Castle Shannon Animal Hospital, Inc.                    California

VCA APAC Animal Hospital, Inc.                              California

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VCA Northwest Veterinary Diagnostics, Inc.                  California

VCA Information Systems, Inc.                               California

VCA East Anchorage Animal Hospital, Inc.                    California

Fox Chapel Animal Hospital, Inc.                            Pennsylvania

MS Animal Hospitals, Inc.                                   California

VCA Professional Animal Laboratory, Inc.                    California                Antech Diagnostics

VCA Detwiler Animal Hospital, Inc.                          California

Detwiler Veterinary Clinic, Inc.                            Pennsylvania

VCA Lakeside Animal Hospital, Inc.                          California

VCA Cenvet, Inc.                                            California

VCA Golden Cove Animal Hospital, Inc.                       California

Berla, Inc.                                                 California                VCA Golden Cove Animal Hospital

Avian Clinic, Etc.                                                                    Animal Clinic of Golden Cove

Tampa Animal Medical Center, Inc.                           Florida                   VCA Tampa Animal Hospital

VCA Silver Spur Animal Hospital, Inc.                       California

Silver Spur Animal Hospital, Inc.                           California

VCA Lewis Animal Hospital, Inc.                             California

Lewelling Veterinary Clinic, Inc.                           California

VCA South Shore Animal Hospital, Inc.                       California

VCA Alpine Animal Hospital, Inc.                            California

VCA Greater Savannah Animal Hospital, Inc.                  California

VCA Kaneohe Animal Hospital, Inc.                           California

VCA Lammers Animal Hospital, Inc.                           California

Lammers Veterinary Hospital, Inc.                           California

VCA Referral Associates Animal Hospital, Inc.               California

VCA Clarmar Animal Hospital, Inc.                           California

Clarmar Animal Hospital, Inc.                               California

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VCA St. Petersburg Animal Hospital, Inc.                    California

St. Petersburg Animal Hospital, LLC                         California

VCA Northboro Animal Hospital, Inc.                         California

VCA Animal Hospitals, Inc.                                  California                VCA Parkwood Animal Hospital
                                                                                      Agoura Meadows Veterinary Clinic
                                                                                      VCA Santa Anita Animal Hospital
                                                                                      VCA Bering Sea Animal Hospital
                                                                                      VCA Rock Creek Animal Hospital
                                                                                      VCA Rohrig Animal Hospital

Pets' Rx, Inc.                                              Delaware

Pets' Rx Nevada, Inc.                                       Nevada

William C. Fouts, Ltd.                                      Nevada                    Decatur Animal Clinic

H.B. Animal Clinics, Inc.                                   California                Blossom Veterinary Clinic

Princeton Animal Hospital                                   California                Almaden Valley Veterinary
                                                                                      Hospital

Spring Mountain Animal Hospital, L.L.C.                     Nevada

Old Town Veterinary Hospital, Inc.                          Virginia

VCA North Rockville Animal Hospital, Inc.                   California

North Rockville Veterinary Hospital, Inc.                   Maryland

VCA Lamb & Steward Animal Hospital, Inc.

VCA Squire Animal Hospital, Inc.                            California

VCA Texas Management, Inc.                                  California

VCA Centers - Texas, Inc.                                   Texas

Veterinary Centers of America - Texas, L.P.                 Texas

VCA Animal Hospital - Texas, L.P.                           Texas

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VCA Coast Animal Hospital, LLC                              California

Golden Merger Corporation                                   Delaware                  La Grange Park Animal Hospital

Eagle Park Animal Clinic, Inc.                              Indiana

Newark Animal Hospital, Inc.                                Delaware

Academy Animal, Inc.                                        Maryland

Edgebrook, Inc.                                             New Jersey

Riviera Animal Hospital, Inc.                               Florida

PPI of Pennsylvania, Inc.                                   Delaware

Noyes Animal Hospital, Inc.                                 Illinois

Professional Veterinary Services, Inc.                      Indiana                   Village Park Animal Center
                                                                                      Cross Point Animal Hospital
                                                                                      Indiana Spay - Neuter Health
                                                                                      Clinic
                                                                                      Greenwood Spay Neuter Animal
                                                                                      Hospital

The Pet Practice (Florida), Inc.                            Delaware

The Pet Practice (Illinois), Inc.                           Delaware

The Pet Practice of Michigan, Inc.                          Delaware

The Pet Practice (Massachusetts), Inc.                      Delaware

The Pet Practice (Massachusetts), Inc.                      Massachusetts

VCA Twin Rivers Animal Hospital LLC                         California

VCA Spanish River Animal Hospital L.P.                      California

Spanish River Animal Hospital, Inc.                         Florida

VCA Closter, Inc.                                           New Jersey

AAH Merger Corporation                                      Delaware

Freehold, Inc.                                              New Jersey

San Vicente Animal Clinic, Inc.                             California

VCA Villa Animal Hospital, L.P.                             California

VCA Triangle Tower Animal Hospital, L.P.                    California

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VCA MacArthur Animal Hospital, L.P.                         California

VCA Oneida Animal Hospital, L.P.                            California

VCA New London Animal Hospital, L.P.                        California

W.E. Zuschlag, D.V.M. Worth Animal Hospital, Chartered      Illinois
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